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                                                                     EXHIBIT 4.1


                          SHAREHOLDER RIGHTS AGREEMENT


                              Dated August 13, 1999


                                     between


                            KENDLE INTERNATIONAL INC.

                                       and

                              THE FIFTH THIRD BANK,

                                 As Rights Agent


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                                TABLE OF CONTENTS


SECTION 1.    DEFINITIONS....................................................1

SECTION 2.    APPOINTMENT OF RIGHTS AGENT....................................7

SECTION 3.    ISSUE OF RIGHTS AND RIGHT CERTIFICATES.........................7

SECTION 4.    FORM OF RIGHT CERTIFICATES.....................................9

SECTION 5.    EXECUTION, COUNTERSIGNATURE AND REGISTRATION...................9

SECTION 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT
              CERTIFICATES; UNCERTIFICATED RIGHTS...........................10

SECTION 7.    EXERCISE OF RIGHTS; EXPIRATION DATE OF RIGHTS.................11

SECTION 8.    CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES............13

SECTION 10.   RECORD DATE...................................................14

SECTION 11.   ADJUSTMENTS IN RIGHTS AFTER THERE IS AN ACQUIRING PERSON;
              EXCHANGE OF RIGHTS FOR SHARES; BUSINESS COMBINATIONS..........15

SECTION 12.   ADJUSTMENTS...................................................19

SECTION 13.   CERTIFICATE OF ADJUSTMENT.....................................20

SECTION 14.   ADDITIONAL COVENANTS..........................................20

SECTION 15.   FRACTIONAL RIGHTS AND SHARES..................................21

SECTION 16.   RIGHTS OF ACTION..............................................22

SECTION 17.   TRANSFER AND OWNERSHIP OF RIGHTS AND RIGHT CERTIFICATES.......22

SECTION 18.   RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.............23

SECTION 19.   CONCERNING THE RIGHTS AGENT...................................23

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SECTION 20.   MERGER, CONSOLIDATION OR CHANGE OF RIGHTS AGENT................23

SECTION 21.   DUTIES OF RIGHTS AGENT.........................................24

SECTION 22.   CHANGE OF RIGHTS AGENT.........................................26

SECTION 23.   ISSUANCE OF ADDITIONAL RIGHTS AND RIGHT CERTIFICATES...........27

SECTION 24.   REDEMPTION AND TERMINATION.....................................27

SECTION 25.   NOTICES........................................................28

SECTION 26.   SUPPLEMENTS AND AMENDMENTS.....................................29

SECTION 27.   SUCCESSORS.....................................................29

SECTION 28.   BENEFITS OF AGREEMENT; DETERMINATIONS AND ACTIONS BY THE
              BOARD OF DIRECTORS; ETC........................................30

SECTION 29.   SEVERABILITY...................................................30

SECTION 30.   GOVERNING LAW..................................................31

SECTION 31.   COUNTERPARTS; EFFECTIVENESS....................................31

SECTION 32.   DESCRIPTIVE HEADINGS...........................................31



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                          SHAREHOLDER RIGHTS AGREEMENT

         SHAREHOLDER RIGHTS AGREEMENT ("Agreement") dated as of August 13, 1999, between KENDLE INTERNATIONAL INC., an Ohio corporation ("Kendle"), and THE FIFTH THIRD BANK, an Ohio corporation, as Rights Agent (the "Rights Agent").

         Subject to the terms and provisions hereof, the Board of Directors of Kendle has authorized and declared a dividend of one Right for each Common Share, no par value, of Kendle outstanding at the Close of Business on the date hereof (the "Record Date"), and has authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of this Agreement) with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date; provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date or the Expiration Date in accordance with the provisions of Section 24. Each Right shall initially represent the right to purchase one one-thousandth (1/1,000) of a Common Share, no par value, of Kendle.

         Capitalized terms have the meanings set forth herein.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings indicated:

         "Acquiring Person" means any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of more than 15% of the Common Shares then outstanding, but shall not include
(a) Kendle, any Subsidiary of Kendle, Candace Kendle, Christopher Bergen, any trust established by either of them or any corporation or other entity controlled by either of them, any employee benefit or compensation plan of Kendle or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan or (b) any Person who has become and is the Beneficial Owner of more than 15% of the Common Shares at the time outstanding solely as the result of (i) a change in the aggregate number of Common Shares outstanding since the last date on which such Person acquired Beneficial Ownership of any Common Shares, (ii) the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made in the good faith belief that such acquisition would not (A) cause the Beneficial Ownership by such Person, together with its Affiliates and Associates, to exceed 15% of the Common Shares outstanding at the time of such acquisition and such good faith belief was based on the good faith reliance on information contained in publicly filed reports or documents of Kendle that are inaccurate or out-of-date or (B) otherwise cause a Distribution Date or the adjustment provided for in Section 11.1 to occur, or (iii) the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if the Board of

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Directors of Kendle determines that such acquisition was made in good faith without the knowledge by such Person or Affiliates or Associates that such Person would thereby become an Acquiring Person, which determination of the Board of Directors of Kendle shall be conclusive and binding on such Person, the Rights Agent, the holders of the Rights and all other Persons. Notwithstanding clause (b)(ii) or (b)(iii) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (b)(ii) or (b)(iii) does not reduce its percentage of Beneficial Ownership of Common Shares to 15% or less by the Close of Business on the tenth calendar day after notice from Kendle (the date of notice being the first day) that such Person's Beneficial Ownership of Common Shares would make it an Acquiring Person, such Person shall, at the end of such ten calendar day period, become an Acquiring Person and such clause (b)(ii) or
(b)(iii) shall no longer apply to such Person. For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of Kendle.

         "Affiliate" and "Associate," when used with reference to any Person, has the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as hereinafter defined), as in effect on the date of this Agreement.

         A Person is deemed the "Beneficial Owner" of, and is deemed to "beneficially own," and is deemed to have "Beneficial Ownership" of, any securities:

         (a) that such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement;

         (b) that such Person or any of such Person's Affiliates or Associates has: (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed under clause (i) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or cease to be subject to withdrawal by the tendering security holder; or (ii) the right to vote pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed under this clause (ii) to be the Beneficial Owner of, or to beneficially own, any security if (A) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made generally to all holders of Common Shares of Kendle pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and
(B) the beneficial ownership of such security is not also then reportable on
Schedule 13D under the Exchange Act (or any comparable or successor report); or

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         (c) that are beneficially owned, directly or indirectly, by any other
Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (b)(ii) of this definition) or disposing of any securities of Kendle.

Notwithstanding the foregoing, nothing contained in this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be deemed the "Beneficial Owner" of, or to "beneficially own," or to have "Beneficial Ownership" of, any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with Kendle.

         "Book Value," when used with reference to Common Shares issued by any Person, means the amount of equity of such Person applicable to each Common Share, determined (a) in accordance with generally accepted accounting principles in effect on the date as of which such Book Value is to be determined, (b) using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a business combination, and (c) after giving effect to (i) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, at an exercise or conversion price, per Common Share, which is less than such Book Value before giving effect to such exercise or conversion (whether or not exercisability or convertibility is conditioned upon occurrence of a future event), (ii) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date, and (iii) any other agreement, arrangement or understanding (written or oral), or transaction or other action contemplated prior to the date as of which such Book Value is to be determined that would have the effect of thereafter reducing such Book Value.

         "Business Combination" has the meaning set forth in Section 11.3.1.

         "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

         "Close of Business" on any given date means 5:00 p.m., Eastern time, on such date; provided, however, that, if such date is not a Business Day, "Close of Business" shall mean 5:00 p.m., Eastern time, on the next succeeding Business Day.

         "Common Shares," when used with reference to Kendle prior to a Business Combination, shall mean the shares of Common Stock of Kendle or any other shares of capital stock of Kendle into which the Common Stock shall be reclassified or changed. "Common Shares," when used with reference to any Person (other than Kendle prior to a Business Combination), shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity

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interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a maximum amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed.

         "Common Stock" means common stock, no par value, of Kendle.

         "Control" with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Distribution Date" has the meaning set forth in Section 3.2.

         "Exchange Act" means the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

         "Exchange Consideration" has the meaning set forth in Section 11.2.1.

         "Expiration Date" has the meaning set forth in Section 7.1.

         "Kendle" has the meaning set forth in the introductory paragraph of this Agreement; provided, however, that if there is a Business Combination, "Kendle" has the meaning set forth in Section 11.3.5.

         "Major Part," when used with reference to the assets of Kendle and its Subsidiaries as of any date, means assets (a) having a fair market value aggregating 50% or more of the total fair market value of all the assets of Kendle and its Subsidiaries (taken as a whole) as of the date in question, (b) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of Kendle and its Subsidiaries (taken as a whole) as would be shown on a consolidated or combined balance sheet of Kendle and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (c) accounting for 50% or more of the total amount of earnings before interest, taxes, depreciation and amortization or of the revenues of Kendle and its Subsidiaries (taken as a whole) as would be shown on, or derived from, a consolidated or combined statement of income or net earnings of Kendle and its Subsidiaries for the period of 12 months ending on the last day of Kendle's monthly accounting period next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.



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         "Market Value," when used with reference to Common Shares on any date, means the average of the daily closing prices, per share, of such Common Shares for the period that is the shorter of (a) 30 consecutive Trading Days ending on the Trading Day immediately prior to the date in question or (b) the number of consecutive Trading Days beginning on the Trading Day immediately after the date of the first public announcement of the event requiring a determination of the Market Value of Common Shares and ending on the Trading Day immediately prior to the record date of such event; provided, however, that, in the event that the Market Value of such Common Shares is to be determined in whole or in part during a period following the announcement by the issuer of such Common Shares of any action of the type described in Section 12.1 that would require an adjustment thereunder, then, and in each such case, the Market Value of such Common Shares shall be appropriately adjusted to reflect the effect of such action on the market price of such Common Shares. The closing price for each Trading Day shall be the closing price quoted on the composite tape for securities listed on the principal United States securities exchange registered under the Exchange Act (or any recognized foreign stock exchange) on which such securities are listed, or, if such securities are not listed on any such exchange, the closing price quoted on The Nasdaq Stock Market or, if such securities are not so quoted, the average of the closing bid and asked quotations with respect to a share of such securities on any National Association of Securities Dealers, Inc. quotations system or such other system then in use, or if no such quotations are available, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board of Directors of Kendle, or if on any such Trading Day no market maker is making a market in such securities, the closing price of such securities on such Trading Day shall be deemed to be the fair value of such securities as determined in good faith by the Board of Directors of Kendle (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons).

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity and shall include any successor (by merger or otherwise) of such entity.

         "Principal Party" means the Surviving Person (as hereinafter defined) in a Business Combination; provided, however, that, (i) if such Surviving Person is a direct or indirect Subsidiary of any other Person, "Principal Party" means the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person, and (ii) in the event ultimate control of such Surviving Person is shared by two or more Persons, "Principal Party" means that Person that is immediately controlled by such two or more Persons.

         "Purchase Price" with respect to each Right means $5.00, as such amount may from time to time be adjusted as provided herein, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price means the Purchase Price as in effect at the time in question.



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         "Record Date" has the meaning set forth in the introductory paragraph of this Agreement.

         "Redemption Date" has the meaning set forth in Section 24.1.

         "Redemption Price" with respect to each Right means $.01, as such amount may from time to time be adjusted in accordance with Section 12. All references herein to the Redemption Price means the Redemption Price as in effect at the time in question.

         "Registered Common Shares" means Common Shares that are, as of the date of consummation of a Business Combination, and have continuously been for the 12 months immediately preceding such date, registered under Section 12 of the Exchange Act.

         "Right" means the right to purchase Common Shares (or other securities) as provided in this Agreement.

         "Rights Agent" has the meaning set forth in Section 2.

         "Right Certificate" means a certificate evidencing a Right in substantially the form attached as Exhibit A.

         "Securities Act" means the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

         "Subsidiary" means a Person, at least a majority of the total outstanding voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)) of which is owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

         "Summary of Rights" has the meaning set forth in Section 3.

         "Surviving Person" means (a) the Person which is the continuing or surviving Person in a consolidation or merger specified in Section 11.3.1(A) or 11.3.1(B) or (b) the Person to which the Major Part of the assets of Kendle and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in Section 11.3.1(C); provided, however, that, if the Major Part of the assets of Kendle and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in Section 11.3.1(C) to more than one Person, the "Surviving Person" in such case means the Person that acquired assets of Kendle and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.



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         "Trading Day" means a day on which the principal national securities exchange (or principal recognized foreign stock exchange, as the case may be) on which any securities or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the securities or Rights in question are not listed or admitted to trading on any national securities exchange (or recognized foreign stock exchange, as the case may be), a Business Day.

SECTION 2. APPOINTMENT OF RIGHTS AGENT

         Kendle hereby appoints The Fifth Third Bank as Rights Agent to act as agent for Kendle in accordance with the terms and conditions hereof. The Fifth Third Bank hereby accepts such appointment. Kendle may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable. The term "Rights Agent" used herein refers, collectively, to the Rights Agent together with any such co-Rights Agents. If Kendle appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as Kendle shall determine. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

SECTION 3. ISSUE OF RIGHTS AND RIGHT CERTIFICATES

         3.1 One Right shall be associated with each Kendle Common Share outstanding on the Record Date, each additional Kendle Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date and each additional Kendle Common Share with which Rights are issued after the Distribution Date but prior to the earlier of the Redemption Date and the Expiration Date as provided in
Section 24; provided, however, that, if the number of outstanding Rights are combined into a smaller number of outstanding Rights pursuant to Section 12.1, the appropriate fractional Right determined pursuant to such Section shall thereafter be associated with each such Kendle Common Share.

         3.2 Until the earlier of (i) such time as Kendle learns that a Person has become an Acquiring Person or (ii) the Close of Business on such date, if any, as may be designated by the Board of Directors of Kendle following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than Kendle, any Subsidiary of Kendle, Candace Kendle, Christopher Bergen, any trust established by either of them or any corporation or other entity controlled by either of them, any employee benefit or compensation plan of Kendle or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could be the Beneficial Owner of more than 15% of the outstanding Common Shares (the Close of Business on the earlier of such dates being the "Distribution Date"), (x) the Rights shall, except as otherwise provided in Section 3.1, be evidenced by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates, (y) the Rights, including the right to receive Right Certificates, shall be transferable only in connection with the transfer of Common Shares and (z) Kendle shall

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                                      -8-

notify the Rights Agent as promptly as practicable that the Distribution Date has occurred. As soon as practicable after the Distribution Date and receipt by the Rights Agent of all necessary information, the Rights Agent shall send, by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Distribution Date, at the address of such holder shown on the records of Kendle, a Right Certificate evidencing one whole Right for each Kendle Common Share (or for the number of Common Shares with which one whole Right is then associated if the number of Rights per Kendle Common Share held by such record holder has been adjusted in accordance with the proviso in Section 3.1). If the number of Rights associated with each Kendle Common Share has been adjusted in accordance with the proviso in Section 3.1, at the time of distribution of the Right Certificates Kendle may make any necessary and appropriate rounding adjustments so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Right in accordance with Section 15.1. Kendle shall notify the Rights Agent as promptly as practicable of any such adjustments and the Rights Agent is authorized and protected in relying on such adjustment. As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.

         3.3 As soon as practicable, and in any event no later than 30 days, after the Record Date, Kendle will send a copy of a Summary of Rights to Purchase Common Shares of Kendle, in substantially the form attached hereto as Exhibit B (the "Summary of Rights") to each record holder of its Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of Kendle and to the Rights Agent. With respect to any certificate for Common Shares outstanding as of the Record Date, until the earliest of the Distribution Date, the Redemption Date or the Expiration Date,
(i) the Rights associated with the Common Shares represented by any such certificate shall be evidenced by such certificates for the Common Shares with a copy of the Summary of Rights attached thereto and the registered holders of the Common Shares shall also be the registered holders of the associated Rights and
(ii) the surrender for transfer of any such certificate, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         3.4 Certificates issued for Common Shares after the Record Date (including upon transfer or exchange of outstanding Common Shares), but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, shall have printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement dated as of August 13, 1999 as it may be amended from time to time (the "Agreement"), between Kendle International Inc. and The Fifth Third Bank, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Kendle. Under certain circumstances, as set forth in the Agreement, such Rights shall be evidenced by separate

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                                      -9-

                  certificates and shall no longer be evidenced by this certificate. Kendle shall mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE SHAREHOLDER RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

Notwithstanding this Section 3.4, neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than the Agreement shall affect the enforceability of any part of this Agreement or the rights of any holder of Rights.

SECTION 4. FORM OF RIGHT CERTIFICATES

         The Right Certificates (and the form of election to purchase and form of assignment to be printed on the reverse side thereof) shall be in substantially the form set forth as Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as Kendle may deem appropriate (which do not affect the duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11 and 24, the Right Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein for the Purchase Price set forth therein, subject to adjustment from time to time as herein provided.

SECTION 5. EXECUTION, COUNTERSIGNATURE AND REGISTRATION

         5.1 The Right Certificates shall be executed on behalf of Kendle by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President (whether preceded by any additional title) of Kendle, either manually or by facsimile signature, and have affixed thereto Kendle's seal or a facsimile thereof, which shall be attested by the Secretary, an Assistant Secretary or a Vice President (whether preceded by any additional title, provided that such Vice President shall not have also executed the Right Certificates) of Kendle, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of Kendle who shall have signed any of the Right Certificates shall cease to be such an officer of Kendle before countersignature by the Rights Agent and issuance and delivery by Kendle, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by Kendle with the same force and

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                                      -10-

effect as though the person who signed such Right Certificates had not ceased to be such an officer of Kendle; and any Right Certificate may be signed on behalf of Kendle by any person who, at the actual date of execution of such Right Certificate, shall be a proper officer of Kendle to sign such Right Certificate, although at the date of execution of this Agreement any such person was not such an officer of Kendle.

         5.2 Following the Distribution Date, the Rights Agent shall keep, or cause to be kept, at its office designated for such purpose and for receipt by the Rights Agent of all necessary information, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

SECTION 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES;
           MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES; UNCERTIFICATED RIGHTS

         6.1 Subject to the provisions of Sections 7.5 and 15, at any time after the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates may be transferred, split-up, combined or exchanged for another Right Certificate or Right Certificates representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then represented. Any registered holder desiring to transfer, split-up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split-up, combined or exchanged at the office of the Rights Agent designated for such purpose; provided, however, that neither the Rights Agent nor Kendle shall be obligated to take any action whatsoever with respect to the transfer of any Right Certificate surrendered for transfer until the registered holder shall have completed and signed the certification contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as Kendle or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7.5 and 15, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. Kendle may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section 6.1 unless and until it is satisfied that all such taxes and/or charges have been paid.

         6.2 Upon receipt by Kendle and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at Kendle's request, reimbursement to Kendle and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, Kendle shall make a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         6.3 Notwithstanding any other provision hereof, Kendle and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

SECTION 7. EXERCISE OF RIGHTS; EXPIRATION DATE OF RIGHTS

         7.1 Subject to Section 7.5 and except as otherwise provided herein (including Section 11), each Right shall entitle the registered holder thereof, upon exercise thereof as provided herein, to purchase for the Purchase Price, at any time after the Distribution Date and at or prior to the earliest of (i) the Close of Business on the 10th anniversary of the date of this Agreement (the Close of Business on such date being the "Expiration Date") or (ii) the Redemption Date, one one-thousandth (1/1,000) of a Common Share, subject to adjustment from time to time as provided in Sections 11 and 12.

         7.2 The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly and properly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth (1/1,000) of a Common Share as to which the Rights are exercised, at or prior to the earlier of (i) the Expiration Date or (ii) the Redemption Date.

         7.3 Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly and properly executed, accompanied by payment of the Purchase Price for the Common Shares to be purchased together with an amount equal to any applicable tax or charge, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of Kendle, the Rights Agent shall thereupon (i) either (A) promptly requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Common Shares to be purchased and Kendle hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if Kendle shall have elected to deposit the Common Shares with a depositary agent under a depositary arrangement, promptly requisition from the depositary agent depositary receipts representing the number of one one-thousandth (1/1,000) of a share of Common Shares to be purchased (in which case certificates for the Common Shares to be represented by such receipts shall be deposited by the transfer agent with the depositary agent) and Kendle shall direct the depositary agent to comply with all such requests, (ii) when appropriate, promptly requisition from Kendle the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

         7.4 In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 15.

         7.5 Notwithstanding anything in this Agreement to the contrary, any Rights that are at any time beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of Kendle has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7.5, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. Kendle shall use all reasonable efforts to ensure that the provisions of this Section 7.5 are complied with, but Kendle and the Rights Agent shall have no liability to any holder of any Right Certificate or any other Person as a result of Kendle's failure to make any determinations with respect to an Acquiring Person or its Affiliate or Associate, or any transferee thereof, hereunder.

         7.6 Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor Kendle shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as Kendle or the Rights Agent shall reasonably request.

         7.7 Kendle may temporarily suspend, for a period of time not to exceed 90 calendar days after the Distribution Date, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the securities purchasable upon exercise of the Rights and permit such registration statement to become effective; provided, however, that no such suspension shall remain effective after, and the Rights shall without any further action by Kendle or any other Person become exercisable immediately upon, the effectiveness of such registration statement. Upon any such suspension, Kendle shall issue a public announcement with prompt notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended and shall issue a further public announcement with prompt notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision herein to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification under the "Blue Sky" or securities laws of such jurisdiction shall not have been obtained or the exercise of the Rights shall not be permitted under applicable law.

SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES

         All Right Certificates surrendered or presented for the purpose of exercise, transfer, split-up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void and nontransferable pursuant to Section 7.5 surrendered or presented for any purpose shall, if surrendered or presented to Kendle or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered or presented to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. Kendle shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by Kendle. The Rights Agent shall deliver all canceled Right Certificates to Kendle, or shall, at the written request of Kendle, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to Kendle.

SECTION 9. RESERVATION AND AVAILABILITY OF COMMON SHARES

         9.1 Kendle covenants and agrees that it shall cause to be reserved and kept available out of its authorized and unissued Common Shares, free from preemptive rights or any right of first refusal, a number of Common Shares sufficient to permit the exercise in full of all outstanding Rights.

         9.2 In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise or exchange of Rights in accordance with Section 11, Kendle covenants and agrees that it shall take all such action as may be necessary to authorize additional shares Common Shares for issuance upon the exercise or exchange of Rights pursuant to Section 11; provided, however, that if Kendle is unable to cause the authorization of additional Common Shares, then Kendle shall, or if action by Kendle's shareholders is necessary to cause such authorization in lieu of seeking any such authorization, Kendle may, to the extent necessary and permitted by applicable law and any agreements or instruments in effect prior to the Distribution Date to which it is a party, (i) upon surrender of a Right, pay cash equal to the Purchase Price in lieu of issuing Common Shares and requiring payment therefor, (ii) upon due exercise of a Right and payment of the Purchase Price for each Common Share as to which such Right is exercised, issue equity securities having a value equal to the value of the Common Shares that otherwise would have been issuable pursuant to Section 11, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of Kendle, or (iii) upon due exercise of a Right and payment of the Purchase Price for each Common Share as to which such Right is exercised, distribute a combination of Common Shares, cash and/or other equity and/or debt securities having an aggregate value equal to the value of the Common Shares that otherwise would have been issuable pursuant to Section 11, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of Kendle. To the extent that any legal or contractual restrictions (pursuant to agreements or instruments in effect prior to the Distribution Date to which it is party) prevent Kendle from paying the full amount payable in accordance with the foregoing sentence, Kendle shall pay to holders of the Rights as to which such payments are being made all amounts that are not then restricted on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full.

         9.3 Kendle covenants and agrees that it shall take all such action as may be necessary to ensure that all Common Shares delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         9.4 So long as the Common Shares issuable upon the exercise or exchange of Rights are to be listed on any national securities exchange, Kendle covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable or exchangeable, all Common Shares reserved for such issuance to be listed on such securities exchange upon official notice of issuance upon such exercise or exchange.

         9.5 Kendle further covenants and agrees that it shall pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of any Common Shares or other securities upon the exercise or exchange of the Rights. Kendle shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for the Common Shares or other securities, as the case may be, in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or exchange or to issue or deliver any certificates for Common Shares or other securities, as the case may be, upon the exercise or exchange of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to Kendle's satisfaction that no such tax or charge is due.

SECTION 10. RECORD DATE

         Each Person in whose name any certificate for Common Shares or other securities is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, as the case may be, represented thereby on, and such certificate shall be dated, the date on which the Right Certificate evidencing such Rights was duly surrendered and payment of any Purchase Price (and any applicable taxes or charges) was made; provided, however, that, if the date of such surrender and payment is a date upon which the transfer books of Kendle for the Common Shares or other securities, as the case may be, are closed, such Person shall be deemed to have become the record holder of such Common Shares or other securities, as the case may be, on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of Kendle for the Common Shares or other securities, as the case may be, are open.

SECTION 11. ADJUSTMENTS IN RIGHTS AFTER THERE IS AN ACQUIRING PERSON; EXCHANGE
            OF RIGHTS FOR SHARES; BUSINESS COMBINATIONS

         11.1 Upon a Person's becoming an Acquiring Person, each holder of a Right, except as provided in Section 7.5, shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-thousandths (1/1,000) of a Common Share for which such Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date on which such Person became an Acquiring Person. As soon as practicable after a Person becomes an Acquiring Person (provided Kendle shall not have elected to make the exchange permitted by Section 11.2.1 for all outstanding Rights), Kendle covenants and agrees to use its best efforts to:

                  11.1.1 prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the Common Shares purchasable upon exercise of the Rights;

                  11.1.2 cause such registration statement to become effective as soon as practicable after such filing;

                  11.1.3 cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

                  11.1.4 qualify or register the Common Shares purchasable upon exercise of the Rights under the "Blue Sky" or securities laws of such jurisdictions as may be necessary or appropriate.

         11.2

                  11.2.1 The Board of Directors of Kendle may, at its option, at any time after a Person becomes an Acquiring Person, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to the provisions of Section 7.5) for consideration per Right consisting of either (A) one-half of the securities that would be issuable at such time upon the exercise of one

Right in accordance with Section 11.1 or, if applicable, Section 9.2(ii) or 9.2(iii) or (B) if applicable, the cash consideration specified in Section 9.2(i) (the consideration issuable per Right pursuant to this Section 11.2.1 being the "Exchange Consideration"). If the Board of Directors of Kendle elects to exchange all the Rights for Exchange Consideration pursuant to this Section
11.2.1 prior to the physical distribution of the Rights Certificates, Kendle may distribute the Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution. Notwithstanding the foregoing, the Board of Directors of Kendle shall not be empowered to effect such exchange at any time after any Person (other than Kendle , any Subsidiary of Kendle, Candace Kendle, Christopher Bergen, any trust established by either of them or any corporation or other entity controlled by either of them, any employee benefit plan of Kendle or any such Subsidiary, or any Person holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of more than 50% of the Common Shares then outstanding.

                  11.2.2 Any action of the Board of Directors of Kendle ordering the exchange of any Rights pursuant to Section 11.2.1 shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise any such Right so exchanged pursuant to Section 11.1 shall terminate and the only right thereafter of a holder of such Right shall be to receive the Exchange Consideration in exchange for each such Right held by such holder or, if the Exchange Consideration shall not have been paid or issued, to exercise any such Right pursuant to Section 11.3.1. Kendle shall promptly give public notice and prompt notice to the Rights Agent of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Kendle promptly shall mail a notice of any such exchange to all holders of the Rights to be exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Rights for the Exchange Consideration will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which shall have become null and void and nontransferable pursuant to the provisions of Section 7.5) held by each holder of Rights.

         11.3
                  11.3.1 If, directly or indirectly, any transactions specified in the following clause (A), (B) or (C) of this Section 11.3.1 (each such transaction being a "Business Combination") shall be consummated then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7.5, shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Agreement, the securities specified in Sections 11.3.2 and 11.3.3 (or, at such holder's option, the securities specified in Section 11.1 if Kendle is the surviving corporation in such Business Combination):

                  (1) Kendle shall consolidate with, or merge with and into, any Acquiring Person or any Affiliate or Associate of an Acquiring Person;

                  (2) any Acquiring Person or any Affiliate or Associate of an Acquiring Person shall merge with and into Kendle and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for capital stock or other securities of Kendle or of any Acquiring Person or Affiliate or Associate of an Acquiring Person or cash or any other property; or

                  (3) Kendle shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of Kendle and its Subsidiaries (taken as a whole) to any Acquiring Person or any Affiliate or Associate of an Acquiring Person:

                  11.3.2 If the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value as of the time of exercise thereof equal to the result obtained by multiplying the Purchase Price by two.

                  11.3.3 If the Principal Party involved in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Agreement, at the election of the holder of such Right at the time of the exercise thereof, any of:

                           (x) such number of Common Shares of the Surviving
                  Person in such Business Combination as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;

                           (y) such number of Common Shares of the Principal
                  Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or

                           (z) if the Principal Party in such Business
                  Combination is an Affiliate of one or more Persons that has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall have an aggregate Market

                  Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

         11.3.4 Kendle shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in this
Section 11.3, shall have sufficient authorized Common Shares that have not been issued or reserved for issuance (and which shall, when issued upon exercise thereof in accordance with this Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof) to permit the exercise in full of the Rights in accordance with this Section 11.3.4 and unless prior thereto:

                  (1) a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, shall be effective under the Securities Act and

                  (2) Kendle and each such issuer shall have:

                           (1) executed and delivered to the Rights Agent a
                  supplemental agreement providing for the assumption by such issuer of the obligations set forth in this Section 11.3 and the Rights Agent is authorized and protected in relying on such agreement (including the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in Sections 11.3.1 and 11.3.5) and further providing that such issuer, at its own expense, shall use its best efforts to:

                                    (x) cause a registration statement under the
                           Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                                    (y) qualify or register the Rights and the
                           Common Shares of such issuer purchasable upon exercise of the Rights under the "Blue Sky" or securities laws of such jurisdictions as may be necessary or appropriate; and

                                    (z) list the Rights and the Common Shares of
                           such issuer purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of the Business Combination or, if the Common Shares were not listed on a national securities exchange prior to the consummation of the Business Combination, on a national securities exchange;

                  (2) furnished to the Rights Agent a written opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer and such opinion shall be conclusive for all purposes; and

                  (3) filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer that may be purchased upon the exercise of each Right after the consummation of such Business Combination and such certificate shall be conclusive for all purposes.

         11.3.5 After consummation of any Business Combination and subject to the provisions of Section 11.3.4, (A) each issuer of Common Shares for which Rights may be exercised as set forth in this Section 11.3.5 shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of Kendle pursuant to this Agreement, (B) the term "Company" shall thereafter be deemed to refer to such issuer, (C) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions hereof (including the provisions of Sections 11.1 and 11.3) shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, and
(D) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the provisions of Sections 7, 9 and 10 shall apply, as nearly as reasonably may be, on like terms to any such Common Shares.

SECTION 12. ADJUSTMENTS

         12.1 To preserve the actual or potential economic value of the Rights, if at any time after the date of this Agreement there shall be any change in the Common Shares, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares (other than distribution of the Rights or regular quarterly cash dividends), or otherwise, then, in each such event the Board of Directors of Kendle shall make such appropriate adjustments in the number of Common Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each Common Share) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.

         12.2 If, as a result of an adjustment made pursuant to Section 12.1, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Common Shares, thereafter the number of such securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the provisions of Sections 7, 9 and 10 with respect to the Common Shares shall apply, as nearly as reasonably may be, on like terms to any such other securities.

         12.3 All Rights originally issued by Kendle subsequent to any adjustment made to the amount of Common Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         12.4 Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares or number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms that were expressed in the initial Right Certificates issued hereunder.

         12.5 In any case in which action taken pursuant to Section 12.1 requires that an adjustment be made effective as of a record date for a specified event, Kendle may elect to defer with prompt notice thereof to the Rights Agent until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Common Shares and/or other securities, if any, issuable upon such exercise over and above the Common Shares and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that Kendle shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

SECTION 13. CERTIFICATE OF ADJUSTMENT

         Whenever an adjustment is made as provided in Section 11 or 12, Kendle shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and comparisons accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

SECTION 14. ADDITIONAL COVENANTS

         14.1 Notwithstanding any other provision of this Agreement, no adjustment to the number of Common Shares (or fractions of a share) or other securities for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including the benefits under Sections 11 and 12, unless the terms of this Agreement are amended so as to preserve such benefits.

         14.2 Kendle covenants and agrees that, after the Distribution Date, except as permitted by Section 26, it shall not take (or permit any Subsidiary of Kendle to take) any action if at the time such action is taken it is intended or reasonably foreseeable that such action will reduce or otherwise limit the benefits the holders of the Rights would have had absent such action, including the benefits under Sections 11 and 12. Any action taken by Kendle during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 14.2 from and after the Distribution Date. Kendle shall not consummate any Business Combination if any issuer of Common Shares for which Rights may be exercised after such Business Combination in accordance with
Section 11.3 shall have taken any action that reduces or otherwise limits the benefits the holders of the Rights would have had absent such action, including the benefits under Sections 11 and 12.

SECTION 15. FRACTIONAL RIGHTS AND SHARES

         15.1 Kendle may, but shall not be required to, issue fractions of Rights or distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, Kendle may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of a whole Right. For purposes of this Section 15.1, the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second and third sentences of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

         15.2 Kendle may, but shall not be required to, issue fractions of Common Shares upon exercise of the Rights or distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, Kendle may elect to (i) utilize a depository arrangement as provided by the terms of the Common Shares or (ii) in the case of a fraction of a Common Share (other than one one-thousandth (1/1,000) of a Common Share or any integral multiple thereof), pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current Market Value of one Common Share. If, as a result of an adjustment made pursuant to Section 12.1, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Common Shares, the provisions of this Section 15.1 shall apply, as nearly as reasonably may be, on like terms to such other securities.

         15.3 Kendle may, but shall not be required to, issue fractions of Common Shares upon exchange of Rights pursuant to Section 11.2, or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, Kendle may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of one Common Share as of the date on which a Person became an Acquiring Person.

         15.4 The holder of Rights by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as provided in this Section 15.

SECTION 16. RIGHTS OF ACTION

         16.1 All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against Kendle to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         16.2 Any holder of Rights who prevails in an action to enforce the provisions of this Agreement shall be entitled to recover from Kendle the reasonable costs and expenses, including attorneys' fees, incurred in such action.

SECTION 17. TRANSFER AND OWNERSHIP OF RIGHTS AND RIGHT CERTIFICATES

         17.1 Prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Shares and the Right associated with each Kendle Common Share shall be automatically transferred upon the transfer of each Kendle Common Share.

         17.2 After the Distribution Date, the Right Certificates shall be transferable, subject to Section 7.5, only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer.

         17.3 Kendle and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than Kendle or the Rights Agent) for all purposes whatsoever, and neither Kendle nor the Rights Agent shall be affected by any notice to the contrary.

SECTION 18. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

         No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed, for any purpose, the holder of the Common Shares or of any other securities of Kendle which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of Kendle, including any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 19. CONCERNING THE RIGHTS AGENT

         Kendle agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. Kendle also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. This indemnification shall survive the expiration or termination of the Rights or this Agreement.

         The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of Kendle, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

SECTION 20. MERGER, CONSOLIDATION OR CHANGE OF RIGHTS AGENT

         Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, or any Affiliate of the Rights Agent that undertakes the corporate trust or stock transfer business of the Rights Agent as a result of transfer, assignment or any other means, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency related by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Rights Certificates and this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and this Agreement.

SECTION 21. DUTIES OF RIGHTS AGENT

         The Rights Agent undertakes only the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which Kendle and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         21.1 The Rights Agent may consult with legal counsel (who may be legal counsel for Kendle), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         21.2 Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current per share market price") be proved or established by Kendle prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of Kendle and delivered to the Rights

Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         21.3 The Rights Agent shall be liable hereunder to Kendle and any other Person only for its own gross negligence, bad faith or willful misconduct.

         21.4 The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Kendle only.

         21.5 The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by Kendle of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 12 or any other provision hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be purchased pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable; nor will it be liable for any federal or state transfer taxes or charges that may be due upon the issuance or transfer of any Common Share or Right Certificate.

         21.6 Kendle agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         21.7 The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, a Vice President, the Secretary or the Treasurer of Kendle, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for such instructions. When applying to any such officer for instructions, the Rights Agent may set forth in writing (1) any proposed action or omission of the Rights Agent with respect to its duties or obligations under this Agreement and
(ii) the date on or after which the Rights Agent proposes such action will be taken or omitted. Such date shall not be less than three Business Days after any such officer receives such application for instructions from the Rights Agent, unless an earlier date is mutually agreed to by the parties. Unless the Rights Agent has received written instructions from Kendle (including any such officer) with respect to such proposed action or omission prior to such date (or, if longer, in the case of a proposed action to be taken, prior to the Rights Agent actually taking such action), the Rights Agent shall not be liable for the actions or omissions set forth in such application, provided that such action or omission does not violate any express provisions of this Agreement. The Rights Agent may execute and exercise any of the rights or powers vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

         21.8 The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of Kendle or become pecuniarily interested in any transaction in which Kendle may be interested, or contract with or lend money to Kendle or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for Kendle or for any other legal entity.

         21.9 No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights hereunder if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to the Rights Agent.

         21.10 If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase, as the case may be, has either not been completed or indicated an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with Kendle.

SECTION 22. CHANGE OF RIGHTS AGENT

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to Kendle and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. Kendle may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares, by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, Kendle shall appoint a successor to the Rights Agent. If Kendle shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by Kendle), then the incumbent Rights or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by Kendle or by such a court, shall be (A) a corporation organized and doing business under the laws of the United States or any state therein, in good standing, having a principal office in a state in the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million or (B) an affiliate of a corporation described in clause (A) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, Kendle shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and as soon as practicable thereafter mail a notice thereof in writing to the registered holders of the Right Certificates (which notice may be included in any regularly scheduled mailing to shareholders whether such mailing is by first-class mail or otherwise). Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 23. ISSUANCE OF ADDITIONAL RIGHTS AND RIGHT CERTIFICATES

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, Kendle may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, Kendle (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by Kendle, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of Kendle and with prompt notice thereof to the Rights Agent, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, Kendle shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to Kendle or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof, and (iii) no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

SECTION 24. REDEMPTION AND TERMINATION

         24.1 The Board of Directors of Kendle may, at its option, at any time prior to the earlier of (i) such time as a Person becomes an Acquiring Person and (ii) the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at the Redemption Price (the date of such redemption being the "Redemption Date"), and Kendle, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of Kendle deemed by the Board of Directors of Kendle, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

         24.2 Immediately upon the action of the Board of Directors of Kendle ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 Business Days after the action of the Board of Directors of Kendle ordering the redemption of the Rights, Kendle shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Each such notice of redemption shall state the method by which payment of the Redemption Price will be made. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.

SECTION 25. NOTICES

         Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on Kendle shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                            Kendle International Inc.
                            700 Carew Tower
                            441 Vine Street
                            Cincinnati, Ohio 45202
                            Attention: Corporate Secretary

         Subject to the provisions of Section 22, any notice, demand or delivery authorized by this Agreement to be given or made by Kendle or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with Kendle) as follows:

                            The Fifth Third Bank

                             Corporate Trust Administration
                             Mail Drop 1090D2
                             38 Fountain Square Plaza
                             Cincinnati, Ohio 45263
                             Attention: Dana Hushak

         Notices, demands or deliveries authorized by this Agreement to be given or made by Kendle or the Rights Agent to any holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.

SECTION 26. SUPPLEMENTS AND AMENDMENTS

         At any time prior to the time any person becomes an Acquiring Person, and subject to the last sentence of this Section 26, Kendle may, and the Rights Agent shall if Kendle so directs, supplement or amend any provision of this Agreement (including the date on which the Expiration Date or the Distribution Date shall occur, the amount of the Purchase Price, the definition of "Acquiring Person" or the time during which the Rights may be redeemed pursuant to Section
24) without the approval of any holder of the Rights. From and after the time any Person becomes an Acquiring Person, and subject to applicable law, Kendle may, and the Rights Agent shall if Kendle so directs, amend this Agreement without the approval of any holders of Right Certificates (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Agreement or (b) to make any other provisions in regard to matters or questions arising hereunder which Kendle may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the prior sentence from and after the Distribution Date. Upon the delivery of a certificate from an appropriate officer of Kendle which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, and such supplement or amendment does not change or increase the Rights Agent's duties, liabilities or obligations, the Rights Agent shall execute such supplement or amendment. In addition, notwithstanding anything to the contrary contained in this Agreement, no supplement or amendment to this Agreement shall be made which reduces the Redemption Price (except as required by Section 12.1).

SECTION 27. SUCCESSORS

         All the covenants and provisions of this Agreement by or for the benefit of Kendle or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 28. BENEFITS OF AGREEMENT; DETERMINATIONS AND ACTIONS BY THE BOARD OF
            DIRECTORS; ETC.

         28.1 Nothing in this Agreement shall be construed to give to any Person other than Kendle, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Kendle, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares).

         28.2 Except as explicitly otherwise provided in this Agreement, the Board of Directors of Kendle shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of Kendle or to Kendle, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement and a determination of whether there is an Acquiring Person) and each shall be conclusive for all purposes.

         28.3 Nothing contained in this Agreement shall be deemed to be in derogation of the obligation of the Board of Directors of Kendle to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any tender offer or other acquisition proposal, or to recommend that holders of Common Shares reject any tender offer, or to take any other action (including the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any tender offer or other acquisition proposal that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

SECTION 29. SEVERABILITY

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 30. GOVERNING LAW

         This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the law of the State of Ohio and for all purposes shall be governed by and construed in accordance with the law of such State applicable to contracts to be made and performed entirely within such State, provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State.

SECTION 31. COUNTERPARTS; EFFECTIVENESS

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall be effective as of the Close of Business on the date hereof.

SECTION 32. DESCRIPTIVE HEADINGS

         Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       KENDLE INTERNATIONAL INC.



                                       BY: /s/ Timothy M. Mooney
                                          --------------------------------
                                          Timothy M. Mooney
                                          Executive Vice President -
                                             Chief Financial Officer


                                       THE FIFTH THIRD BANK, as Rights Agent



                                       BY: /s/ Dana Hushak
                                          --------------------------------
                                          Dana Hushak
                                          Vice President and Trust Officer

                                    EXHIBIT A


                           [Form of Right Certificate]

Certificate No.  ____________________

_________ Rights

NOT EXERCISABLE AFTER THE CLOSE OF BUSINESS ON AUGUST 13, 2009 OR EARLIER IF REDEEMED BY KENDLE. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF KENDLE, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

Right Certificate

                            KENDLE INTERNATIONAL INC.

         This certifies that ________________, or ________________ registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement dated as of August 13, 1999 as it may be amended from time to time (the "Agreement"), between Kendle International Inc., an Ohio corporation (the "Company"), and The Fifth Third Bank, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed or exchanged by Kendle, to purchase from Kendle at any time after the Distribution Date (as defined in the Agreement) and prior to 5:00 p.m., Eastern time, on _________, 2009 (the "Expiration Date"), at the principal office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth (1/1,000) of a fully paid, nonassessable Common Share, no par value, of Kendle (the "Common Shares"), at a purchase price per one one-thousandth (1/1,000) of a share equal to $5.00 (the "Purchase Price") payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

         The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of the Close of Business on August 13, 1999. As provided in the Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

         This Right Certificate is subject to all the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, Kendle and the holders of the Right Certificates. Copies of the Agreement are on file at the above-mentioned office of the Rights Agent and are also available from Kendle upon written request.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal stock transfer or corporate trust office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate may be redeemed by Kendle at its option at a redemption price (in cash or shares of Common Stock or other securities of Kendle deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (which amount shall be subject to adjustment as provided in the Agreement) at any time prior to the earlier of (i) such time as a Person becomes an Acquiring Person and (ii) the Expiration Date.

         Kendle may, but shall not be required to, issue fractions of Common Shares or distribute certificates which evidence fractions of Common Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, Kendle may elect to make a cash payment as provided in the Agreement for fractions of a share other than one one-thousandth (1/1,000) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Agreement and the Common Shares.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of Kendle which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of Kendle, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

         WITNESS the facsimile signature of the proper officers of Kendle and its corporate seal.

Dated as of ____________

                                               KENDLE INTERNATIONAL INC.


                                               BY:______________________________
                                                     Title:

Attest:

-------------------------
Name:
Title:

Date of countersignature:

Countersigned:

THE FIFTH THIRD BANK,
as Rights Agent,

BY_______________________
  Authorized Signatory

                     [On Reverse Side of Right Certificate]

                          FORM OF ELECTION TO PURCHASE


       (To be executed by the registered holder if such holder desires to exercise the Rights represented by this Right Certificate.)

To the Rights Agent:

         The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the Common Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

________________________________________________________________________________

         Please insert social security or other identifying number

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

         Please insert social security or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________


Dated:__________


                                    ____________________________________________
                                    Signature

Signature Guaranteed:

                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _____________________________________________________________
hereby sells, assigns and transfer unto ________________________________________
________________________________________________________________________________

                  (Please print name and address of transferee)

________________________________________________________________________________

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________ Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:___________


                                           _____________________________________
                                           Signature

Signature Guaranteed:

         The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Agreement), (2) this Rights Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate, and (3) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Agreement).

                                           _____________________________________
                                           Signature

                                     NOTICE


         The signature on the foregoing Form of Election to Purchase or Form of Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

               RIGHTS BENEFICIALLY OWNED BY ANY ACQUIRING PERSONS
                  OR THEIR AFFILIATES OR ASSOCIATES AND BY ANY
                      SUBSEQUENT HOLDER OF SUCH RIGHTS ARE
                       NULL AND VOID AND NONTRANSFERABLE.


                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON SHARES
                          OF KENDLE INTERNATIONAL INC.

         On August 13, 1999 the Board of Directors of Kendle International Inc. declared a dividend of one Right for each outstanding share of Common Stock, no par value, of Kendle (together with certain other equity securities described in the Agreement defined below, the "Common Shares"). The Rights will be issued to the holders of record of Common Shares outstanding at the Close of Business on August 13, 1999 (the "Record Date") and with respect to Common Shares issued thereafter until the Distribution Date (as defined below). Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from Kendle one one-thousandth (1/1,000) of a Common Share, no par value, of Kendle (the "Common Shares") at a price of $5.00 (the "Purchase Price"). The description and terms of the Rights are set forth in a Shareholder Rights Agreement dated as of August 13, 1999 as it may be amended from time to time (the "Agreement"), between Kendle and The Fifth Third Bank, as Rights Agent (the "Rights Agent").

         Until the earlier of (i) such time as Kendle learns that a person or group (including any affiliate or associate of such person or group) has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding Common Shares (such person or group being called an "Acquiring Person") and (ii) such date, if any, as may be designated by the Board of Directors of Kendle following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Shares which could result in such person or group becoming the beneficial owner of more than 15% of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates (as defined below)) and not by separate Right Certificates. With respect to any certificate for Common Shares outstanding as of the Record Date, until the Distribution Date the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates along with a copy of this Summary of Rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. Therefore, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

         The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on August 13, 2009 (the "Expiration Date"), unless earlier redeemed or exchanged by Kendle as described below.

         The number of Common Shares or other securities issuable upon exercise of the Rights is subject to adjustment by the Board of Directors of Kendle in the event of any change in the Common Shares, whether by reason of stock dividends, stock splits, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or otherwise. The Purchase Price and the number of Common Shares or other securities issuable upon exercise of the Rights are subject to adjustment from time to time in the event of the declaration of a stock dividend on the Common Shares payable in Common Shares or a subdivision or combination of the Common Shares prior to the Distribution Date.

         The Common Shares are authorized to be issued in fractions which are an integral multiple of one one-thousandth (1/1,000) of a Common Share. Kendle may, but is not required to, issue fractions of shares upon the exercise of Rights, and in lieu of fractional shares, Kendle may make a cash payment based on the market price of such shares on the first trading date prior to the date of exercise or utilize a depositary arrangement as provided by the terms of the Common Shares.

         Subject to the right of the Board of Directors of Kendle to redeem or exchange the Rights as described below, at such time as there is an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise thereof, for the Purchase Price, that number of one one-thousandth (1/1,000) of a Common Share equal to the number of Common Shares which at the time of such transaction would have a market value of twice the Purchase Price. Any Rights that are or were beneficially owned by an Acquiring Person on or after the Distribution Date will become null and void and will not be subject to this "flip-in" provision.

         If Kendle is acquired in a merger or other business combination by an Acquiring Person that is a publicly traded corporation or 50% or more of Kendle's assets or assets representing 50% or more of Kendle's earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that is a publicly traded corporation, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. If Kendle is acquired in a merger or other business combination by an Acquiring Person that is not a publicly traded entity or 50% or more of Kendle's assets or assets representing 50% or more of the earning power of Kendle are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that is not a publicly traded entity, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, at such holder's option, (i) that number of shares of the surviving corporation in the transaction with such entity (or, at such holder's option, of the surviving corporation in such acquisition, which could be Kendle) which at the time of the transaction would have a book value of twice the Purchase Price or (ii) that number of shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price or (iii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price. This "flip-over" provision only applies to a merger or similar business combination with an Acquiring Person.

         ANY RIGHTS THAT ARE OR WERE, AT ANY TIME ON OR AFTER THE DATE AN ACQUIRING PERSON BECOMES SUCH, BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (OR A TRANSFEREE THEREOF) WILL BECOME NULL AND VOID AND ANY HOLDER OF ANY SUCH RIGHT (INCLUDING ANY SUBSEQUENT HOLDER) WILL BE UNABLE TO EXERCISE ANY SUCH RIGHT.

         The Rights are redeemable by the Board of Directors at a redemption price of $.01 per Right (the "Redemption Price") any time prior to the earlier of (i) such time as there is an Acquiring Person and (ii) the Expiration Date. Immediately upon the action of the Board electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         After there is an Acquiring Person the Board of Directors may elect to exchange each Right (other than Rights owned by an Acquiring Person) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Agreement. Notwithstanding the foregoing, the Board of Directors of Kendle shall not be empowered to effect such exchange at any time after any Person (other than Kendle, any Subsidiary of Kendle, Candace Kendle, Christopher Bergen, any trust established by either of them or any corporation or other entity controlled by either of them, any employee benefit plan of Kendle or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

         At any time prior to such time as there shall be an Acquiring Person, Kendle may, without the approval of any holder of the Rights, supplement or amend any provision of the Agreement (including the date on which the Expiration Date or the Distribution Date shall occur, the amount of the Purchase Price or the definition of "Acquiring Person"), except that no supplement or amendment shall be made that reduces the Redemption Price of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Kendle, including, without limitation, the right to vote or to receive dividends.

         A copy of the Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Agreement is available free of charge from Kendle upon written request. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.